                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                           ------------------

                                FORM 8-K

                             Current Report
                   Pursuant to Section 13 or 15(D) of
                  The Securities Exchange Act of 1934

                            January 30, 2001
           (Date of Report - Date of Earliest Event Reported)

                    Provident Financial Group, Inc.
           (Exact Name of Registrant as Specified in Charter)

                                  Ohio
             (State or Other Jurisdiction of Incorporation)

                                 1-8019
                        (Commission File Number)

                               31-0982792
                  (IRS Employer Identification Number)

             One East Fourth Street, Cincinnati, Ohio 45202
          (Address of Principal Executive Offices) (Zip Code)

                     1-800-851-9521 or 513-345-7102
          (Registrant's Telephone Number, Including Area Code)

Item 5.  Other Events.
----------------------

Provident  reaffirms year-end 2001 earnings range and provides guidance on quarterly earnings pattern.

Year 2001 Target
----------------

As previously announced, Provident currently expects earnings per share in 2001 to fall within the range of $2.75 - $2.85

Quarterly Earnings Pattern for 2001
-----------------------------------

In conjunction with the Company's mid-August 2000 decision to eliminate gain on sale accounting,  the slope of the quarterly earnings per share pattern is somewhat  steeper  than  previous  years.  In  addition,  as previously  announced,  the Company  expects  credit losses of about 70 basis  points of average  loans and the  maintenance  of its reserve to loan ratio of 1.70% for the full year 2001.  With all of these  factors considered,  we are targeting  our first quarter  earnings per share to fall within the range of $.50 - $.55 cents per share.

                               SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the  Registrant  has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Provident Financial Group, Inc.

Date: January 30, 2001               /s/ Christopher J. Carey
                                     ------------------------
                                       Christopher J. Carey
                                   Executive Vice President and
                                      Chief Financial Officer